                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            CANAAN ENERGY CORPORATION
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
       (Name of Person(s) Filing Proxy Statement if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:         .
                                                                      ---------

    2) Aggregate number of securities to which transaction applies:            .
                                                                   ------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee
       is calculated and state how it was determined):                    .
                                                      --------------------

    4) Proposed maximum aggregate value of transaction:                  .
                                                       ------------------

    5) Total fee paid:                    .
                      --------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:                   .
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    2) Form, Schedule or Registration Statement No.:                  .
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    3) Filing Party:                           .
                    ---------------------------

    4) Date Filed:                            .
                  ----------------------------

                           CANAAN ENERGY CORPORATION
                        211 NORTH ROBINSON, SUITE N1000
                         OKLAHOMA CITY, OKLAHOMA 73102

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2001

TO THE STOCKHOLDERS OF
  CANAAN ENERGY CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Canaan Energy Corporation, an Oklahoma corporation (the "Company"), will be held on May 22, 2001 at 2:00 p.m. at the Company's principal corporate office, 211 North Robinson, Suite N1000, Oklahoma City, Oklahoma 73102, for the following purposes:

          1. To elect three directors each for three-year terms and until their successors are duly elected and qualified.

          2. To transact such other business as may come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this Notice may be taken without further notice to the stockholders, unless required by applicable law or the Bylaws of the Company.

     Only stockholders of record at the close of business on April 6, 2001 are entitled to notice of, and to vote at, the meeting. A list of such stockholders will be available at the meeting and at the Company's principal corporate office, 211 North Robinson, Suite N1000, Oklahoma City, Oklahoma 73102 for ten days before the meeting. All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a proxy issued in your name by the record holder.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            SUE BARNARD,
                                            Secretary

Oklahoma City, Oklahoma
April 16, 2001

                           CANAAN ENERGY CORPORATION
                        211 NORTH ROBINSON, SUITE N1000
                         OKLAHOMA CITY, OKLAHOMA 73102

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2001

     The following information is furnished in connection with the Annual Meeting of Stockholders (the "Annual Meeting") of Canaan Energy Corporation, an Oklahoma corporation (the "Company"), to be held on May 22, 2001 at 2:00 p.m. at the Company's principal corporate office, 211 North Robinson, Suite N1000, Oklahoma City, Oklahoma 73102. This Proxy Statement will be mailed on or about April 16, 2001 to holders of record of Common Stock as of the record date.

     The record date and time for determining stockholders entitled to vote at the Annual Meeting have been fixed at the close of business on April 6, 2001. On that date, the Company had outstanding 4,931,815 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote.

     This is the first Annual Meeting of the stockholders of the Company since the completion of the transactions in October 2000 by which the Company acquired eight affiliated partnerships and their general partners, Indian Oil Company and Canaan Securities, Inc. (the "Combination Transactions").

     The enclosed proxy for the Annual Meeting is being solicited by the Company's Board of Directors. The Company will bear the entire cost of such solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal corporate office, 211 North Robinson, Suite N1000, Oklahoma City, Oklahoma 73102, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

     Shares represented by valid proxies will be voted, unless otherwise directed in the proxy, FOR the election of the director nominees. As to any other business which may properly come before the Annual Meeting, shares represented by proxies will be voted in accordance with the recommendations of the Board of Directors, although the Company does not presently know of any other such business.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company has established the size of the Board of Directors as seven members and has divided the Board of Directors into three classes, with terms of office expiring in the third year after the year a member of the Board of Directors is elected to office. The Board of Directors has nominated for reelection Michael P. Cross, Thomas H. Henson and Michael S. Mewbourn, the current three members of the Board whose terms as members of the Board of Directors expire as of the Annual Meeting of Stockholders for 2001. Each nominee, if elected, will hold office for three years after the year elected to office and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Each nominee has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve. Should any of the nominees named below cease to be a nominee at or prior to the Annual Meeting, the shares represented by the enclosed proxy will be voted in favor of the remainder of the nominees named below and for such substitute nominees, if any, as may be designated by the Board of Directors and nominated by either of the proxies named in the enclosed proxy. Proxies cannot be voted for a greater number of nominees than the number of nominees named herein.

     The following is certain information about each director of the Company:

                                                                    DIRECTOR    TERM
NAME                                                          AGE    SINCE     EXPIRES
----                                                          ---   --------   -------
Leo E. Woodard..............................................  52      1987      2003
John Penton.................................................  44      1987      2002
Michael S. Mewbourn.........................................  46      2000      2001
Thomas H. Henson............................................  54      2000      2001
Michael P. Cross............................................  49      2000      2001
Mischa Gorkuscha............................................  54      2000      2002
Randy Harp..................................................  45      2000      2003

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NAMED NOMINEES

     The following is a brief description of the business background of each of the nominees:

     Michael S. Mewbourn. Mr. Mewbourn is a graduate of the University of Oklahoma, and received Bachelor of Business Administration degrees in Marketing and Accounting in 1977 and 1980, respectively. He has served as the Company's Vice President -- Finance and Chief Financial Officer since June 1993, and was named Senior Vice President and Chief Financial Officer in 1999. From 1989 to 1993, Mr. Mewbourn worked in private practice as a Certified Public Accountant, which included accounting and tax work performed for the Company as well as the partnerships. From 1985 to 1989, he was with Devon Energy Corporation, Oklahoma City, Oklahoma, where he served as Manager of Financial Accounting. From 1983 to 1985, Mr. Mewbourn was Controller and Treasurer of Sabre Oil and Gas Co., Oklahoma City, Oklahoma, and from 1980 through 1983 was employed by Arthur Young & Company, Oklahoma City, Oklahoma, with various duties including senior auditor. Mr. Mewbourn is a Certified Public Accountant and a member of the Oklahoma Society of Certified Public Accountants.

     Thomas H. Henson. Mr. Henson received a Bachelor of Arts degree in Economics from the University of Michigan and a Master of Business Administration degree from Michigan State University. From June 1989 until October 2000, he served as the owner and President of Canaan Securities. After the completion of the Combination Transactions in October 2000, Mr. Henson became Senior Vice President -- Investor Relations and a member of the Board of Directors of the Company.

     Michael P. Cross. After the completion of the Combination Transactions in October 2000, Mr. Cross became a member of the Board of Directors of the Company. He has served as President and Manager of Twister Gas Services, L.L.C., an oil and gas exploration, production and marketing company based in Oklahoma City, Oklahoma, since its inception in 1996, and he joined Twister Transmission Company, a predecessor of the gas marketing division of Twister Gas Services, L.L.C. in 1988. Mr. Cross has more than

10 years of experience in the gas marketing industry. He currently serves as Treasurer and Member of the Executive Committee of the Oklahoma Independent Petroleum Association and is a Member of the National Gas Association of Oklahoma. Mr. Cross received a Bachelor of Science degree in Business Administration from Oklahoma State University in 1973.

     The following is a brief description of the business background of each of the other directors:

     Leo E. Woodard. Mr. Woodard graduated from the University of Oklahoma in May 1972 with a Bachelor of Science degree in Chemical Engineering. From 1972 to 1977, he was employed in a variety of engineering positions with Exxon Co., U.S.A. From 1977 to 1979, Mr. Woodard was a petroleum engineer with J.M. Huber Corporation in Oklahoma City. From 1979 to 1982, he served as Chief Engineer for Post Petroleum Co., Inc. until he co-founded Wood/Gate Engineering, Inc. in Oklahoma City where he served as President. In 1987, he formed the Company with John K. Penton and served as its President until 1999 when he became Chairman and Chief Executive Officer.

     John K. Penton. Mr. Penton received a Bachelor of Science degree in Economics from Oklahoma City University in 1978 and a Masters of Business Administration degree from Central State University in 1980. Mr. Penton was employed as a petroleum landman by Hunt Energy Corporation in its Oklahoma City office from 1980 through 1984. From 1984 until 1987, Mr. Penton owned and managed an independent exploration company based in Oklahoma City called Newport Resources, Inc. In 1987, he co-founded the Company with Leo Woodard and served as its Vice-President until 1999 when he became President. He also serves as a member of the Board of Directors of the Company.

     Mischa Gorkuscha. Mr. Gorkuscha became a director of the Company upon completion of the Combination Transactions in October 2000. Since 1998, Mr. Gorkuscha has been self-employed. From 1990 until 1998, he served as Chief Financial Officer of Liberty Bancorp, Inc., a publicly traded bank holding company headquartered in Oklahoma City, Oklahoma, which was acquired in 1998 by Bank One, N.A. Mr. Gorkuscha received a Bachelor of Science degree in Mathematics from the University of Oklahoma in 1968, and a Master of Business Administration from Harvard Business School in 1974. He is a director of several not-for-profit charitable institutions.

     Randy Harp. Mr. Harp became a director of the Company upon completion of the Combination Transactions in October 2000. For more than the past five years, Mr. Harp has served as an officer and director of Pre-Paid Legal Services, Inc., a publicly-traded pre-paid legal insurance company headquartered in Ada, Oklahoma. From 1990 until May 2000, he served as Chief Financial Officer and since 1996 he has served as Chief Operating Officer of Pre-Paid Legal Services, Inc. From 1982 until 1988, Mr. Harp was employed by RATEX Resources, Inc., a then publicly-traded oil and gas exploration company located in Oklahoma City, Oklahoma, serving as its President, Treasurer, Chief Financial Officer and a director. From 1978 until 1981, he was employed by KPMG LLP, Oklahoma City, Oklahoma, with various duties including senior auditor. Mr. Harp received a Bachelor of Science degree in Accounting in 1978 from East Central University, Ada, Oklahoma. Mr. Harp is a Certified Public Accountant.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors has an Audit Committee that examines the Company's accounting processes and financial reporting systems, reviews with management and the independent auditors the adequacy of the Company's internal financial and accounting controls, reviews the Company's financial disclosures, evaluates the performance of the independent auditors and reviews the Company's auditing, accounting and financial reporting processes generally. The Audit Committee has adopted and operates under a charter. The Audit Committee, which during 2000 consisted of Messrs. Cross, Gorkuscha and Harp, did not meet in 2000 but has meet three times in the first quarter of 2001.

     The Board of Directors does not have a nominating committee. The entire Board performs this function and evaluates and recommends nominees for election to the Board of Directors.

     The Board of Directors also does not have a compensation committee.

     During the year ended December 31, 2000, the Board of Directors held 1 meeting and acted by unanimous consent without a meeting five times. During 2000, all incumbent directors of the Company attended at least 75% of the aggregate of all meetings of the Board of Directors and committees on which they served.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company or any affiliate of the Company receives a fee of $500 per meeting attended either in person or telephonically and is reimbursed for expenses in connection with attendance at meetings of the Board of Directors and the committees on which they serve.

     On April 9, 2001, each non-employee director was granted options to acquire 100 shares of common stock at a price of $9.00 per share, the closing price of the Company's Common Stock on the date of grant. These options vest 25% per year beginning in April 2002 for each year of service.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors (the "Committee") is composed of Mr. Harp, Chairman, and Messrs. Cross and Gorkuscha. Messrs. Harp and Gorkuscha are independent as required by the rules of the NASDAQ National Market System. Mr. Cross is not independent because, prior to the Combination Transactions, the Company's sales of oil and gas production to Twister Gas Services, LLC of which Mr. Cross is president and principal owner, constituted more than 5% of the Company's gross revenues in 1999 and 2000. Notwithstanding this relationship, and as permitted by the NASDAQ rules, the Board determined to appoint Mr. Cross to the Committee because he is a nonemployee director and because the Board directed that after completion of the Combination Transaction, the Company's sales to Twister would be less than 5% of the Company's gross revenues. The Committee operates under a written charter adopted by the Board of Directors which is attached as Appendix A. The Committee recommends to the Board of Directors the selection of the Company's independent auditors and monitors the Company's financial reporting.

     Management is primarily responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61.

     The Company's independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 relating to their independence and the Committee discussed with the independent auditors that firm's independence.

     For the fiscal year ended December 31, 2000, the Company paid the following fees to KPMG LLP:

Audit fees................................................  $ 80,000
Financial information systems
  Design and implementation fees..........................        --
All other fees............................................  $206,000

     "Other fees" included services provided for tax services, business combinations and accounting consulting, as well as services related to registration statements and other transaction-related reports filed with the SEC. The Committee considered whether the provision of such services is compatible with maintaining

KPMG LLP's independence and considered whether the non-audit services provided by the independent auditors (as disclosed under "Information Concerning Independent Auditors") is compatible with the auditor's independence.

     Based on the Committee's discussion with management and the independent auditors and the Committee's review of the representations of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission ("SEC").

Randy Harp, Chairman
Michael P. Cross
Mischa Gorkuscha

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

NAME                                AGE                       POSITION
----                                ---                       --------
Leo E. Woodard....................  52    Chairman and Chief Executive Officer
John K. Penton....................  44    President
Michael S. Mewbourn...............  46    Senior Vice President and Chief Financial Officer
Thomas H. Henson..................  54    Senior Vice President -- Investor Relations
Anthony Lasuzzo...................  51    Senior Vice President and Chief Operating Officer
Sue Barnard.......................  56    Secretary

     The executive officers of the Company are elected by the Board of Directors and serve at its discretion, except for Mr. Lasuzzo whose employment is governed by an employment agreement with the Company. The following is a brief description of the business background of the executive officers who are not members of the Board of Directors of the Company. For a description of the business background of executive officers who are directors, see "Election of Directors."

     Anthony Lasuzzo. Mr. Lasuzzo, served as a consultant to Indian Oil Company from April 1, 1999 to October 2000. He previously served as a Director and Executive Vice President of Indian from March 1997 to April 1, 1999. Mr. Lasuzzo has been in the oil and gas business since 1974. He graduated with Bachelor of Science and Master of Science degrees in Geology from Northeast Louisiana University in 1972 and 1974, respectively. Mr. Lasuzzo was employed by several major and independent oil and gas companies and was an independent geologist prior to joining Indian in March 1997. Mr. Lasuzzo became Chief Operating Officer of the Company in November 2000 following the completion of the Combination Transactions.

     Sue Barnard. Ms. Barnard's experience in the energy industry includes 15 years with Alexander Energy Corporation in Oklahoma City and its successor, National Energy Group, Inc. in Dallas, from 1982 to 1997. During her tenure with Alexander and National Energy she held various positions in the corporate area with her last position being vice president of administration and corporate secretary with responsibilities for managing investor and shareholder relations, risk management and human resources. After resigning from National Energy, she held the position of paralegal for the corporate securities practice group at McAfee & Taft (law firm) in Oklahoma City from 1997 to 2000. She was elected corporate secretary for Canaan in October 2000. Her current responsibilities include shareholder relations, risk management and human resources. Professional memberships include the American Society of Corporate Secretaries and the National Investor Relations Institute.

SIGNIFICANT EMPLOYEES

     The following individuals are not executive officers but make significant contributions to the Company:

NAME                                     AGE                  POSITION
----                                     ---                  --------
S. Mark Cain...........................  37    Engineering Manager
Chris M. Kidd..........................  46    Manager of Acquisitions and
                                               Divestitures
Jan Milanowski.........................  41    Manager of Oil and Gas Sales
John W. Mitchell.......................  43    Controller and Chief Accounting Officer
Michael O'Kelley.......................  51    Operations Manager
Robert M. Portman......................  44    Land Manager

     The following is a brief description of the business background of each of our key managers:

     S. Mark Cain. Mr. Cain graduated from Louisiana Tech University in May 1986 with a Bachelor of Science degree in Petroleum Engineering. From 1986 to 1990, he was employed as a reservoir engineer with Exxon Company, U.S.A. in Houston, Texas. In August 1990, he left Exxon to join the consulting firm of Netherland, Sewell and Associates, Inc. (NSAI) in Dallas, Texas. In 1998, he became a Vice President and Team Leader at NSAI. In January 2001, he joined Canaan Energy Corporation as Engineering Manager.

     Chris M. Kidd. Mr. Kidd graduated from Texas Tech, Lubbock, Texas, in May 1977 with a Bachelor of Business Administration Management. From 1977 to 1981, he held several positions in the banking industry. In 1981, he assumed the position of field landman for Hunt Energy Corporation, Oklahoma City, OK. During his tenure with Hunt Energy he held various positions including field landman supervisor and staff landman. In 1984, Mr. Kidd went to work for Rosewood Resources, Inc. (Rosewood) and served, until his resignation in 1998, in various capacities including staff landman, land manager and vice president of land. In February 1999, he became a consultant for Nadel and Gussman (N&G) to evaluate and acquire producing oil and gas properties. At both Rosewood and N&G, he was responsible for sourcing and acquiring multiple-state oil and gas properties, primarily through negotiated sales. Mr. Kidd has attended acquisition-networking functions and organizational meetings in Houston, Denver, Midland, Oklahoma City and Dallas and maintains business development contacts to create new business development opportunities.

     Jan Milanowski. Ms. Milanowski is a graduate of the University of Oklahoma and received a Bachelor of Business Administration in Petroleum Land Management in 1983. She joined the Company in August 1991 and serves as Manager, Oil and Gas Sales. Her responsibilities include marketing of the Company's oil and gas production and the negotiation and administration of sales contracts. From 1989 through 1991, Ms. Milanowski served as a consultant in various marketing and land capacities for several independent and major oil companies. From 1983 through 1989, she was employed as a petroleum landman and gas contracts supervisor by Yale Oil Association, Inc., in Oklahoma City. Ms. Milanowski is a member of the Natural Gas Association of Oklahoma.

     John W. Mitchell. Mr. Mitchell graduated from the University of Oklahoma in 1980 with the degree of Bachelor of Accountancy. He currently serves as the Controller and Chief Accounting Officer of Canaan, and has been employed by the Company since July 1996. From 1992 to 1996, Mr. Mitchell served as the Vice President of Finance for The American Education Corporation. He held the position of Controller for Park Avenue Exploration Corp. in Oklahoma City from 1991 to 1992. Previous to this, Mr. Mitchell was employed by Woods Petroleum Corp. from 1982 to 1991, serving in various capacities, the latest being the Manager of Financial Reporting. Peat Marwick & Co. employed Mr. Mitchell as an auditor, upon his graduation in 1980. Mr. Mitchell is a Certified Public Accountant and a member of the Oklahoma Society of Certified Public Accountants.

     Michael O'Kelley. Mr. O'Kelley graduated from the University of Oklahoma in May 1981 with a Bachelor of Science in Petroleum Engineering. He has served as the Operations Manager since joining the Company in July 1995. From 1979 to 1982 he was an operations engineer for Samedan Oil Corporation. From 1982 to 1986 he worked as a drilling and completion engineer for the Western Oklahoma district of Santa Fe-Andover Oil Company. From 1986 to 1991 he was a consulting petroleum engineer. From 1991 until 1995 he was employed as operations manager of Beard Oil Company, a publicly traded Oklahoma based oil and gas company.

     Robert M. Portman. Mr. Portman is a graduate of the University of Oklahoma where he received a Bachelor of Business Administration degree in Finance in 1980 and completed postgraduate studies in Petroleum Land Management in 1981. He was employed by TXO Production Corp. in its Oklahoma City and Ft. Smith, Arkansas offices from May 1981 until October 1990. In October 1990, Mr. Portman accepted a position with Enron Oil & Gas Company, now EOG Resources, Inc., and eventually became Division Land Manager of its mid-continent office in Oklahoma City. He held that position until March 2001 when he became Land Manager for the Company. Mr. Portman is a member of the American Association of Petroleum Landmen, the Oklahoma City Association of Petroleum Landmen and the Oklahoma Independent Petroleum Association.

                             EXECUTIVE COMPENSATION

     The following table sets forth for the periods indicated compensation paid by the Company and its subsidiaries to the chief executive officer and each other executive officer of the Company whose compensation exceeded $100,000 during 2000. Such individuals are hereinafter referred to as the "named executive officers."

SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION
                                           -------------------------------------
                                                                  OTHER ANNUAL        ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR    SALARY    BONUS(1)   COMPENSATION(2)   COMPENSATION(3)
---------------------------         ----   --------   --------   ---------------   ---------------
Leo E. Woodard....................  2000   $299,926   $155,685       $22,809           $30,000
  Chairman and Chief                1999    150,000    100,000        29,481            24,000
  Executive Officer                 1998    150,000    125,000        32,315            24,000
John Penton.......................  2000    299,792    155,685        22,809            30,000
  President                         1999    150,000    100,000        29,481            24,000
                                    1998    150,000    125,000        32,315            24,000
Michael S. Mewbourn...............  2000    120,000     16,388            --            31,397
  Senior Vice President and         1999    100,800      6,017            --            26,963
  Chief Financial Officer           1998     98,400      6,017            --            26,603
Anthony Lasuzzo...................  2000     28,333     80,000            --                --
  Senior Vice President and         1999         --         --            --                --
  Chief Operating Officer           1998         --         --            --                --

---------------

(1) Bonuses were determined based on the amount of available year-end cash rewards and relative responsibilities of the three named executive officers who also serve as the directors of the Company. Messrs. Woodard and Penton received equal amounts because their responsibilities are considered equal. Mr. Mewbourn's amount was based primarily on an arms length negotiated agreement. Mr. Lasuzzo received an $80,000 signing bonus in November 2000 pursuant to an arms length negotiated employment agreement.

(2) For the years of 2000, 1999 and 1998, includes cash distributions to Messrs. Woodard and Penton as Additional General Partners of the partnerships.

(3) Includes amounts contributed by the Company for the account of the named executive officers under Canaan's tax qualified profit sharing plan for the benefit of all employees and for Mr. Mewbourn, in 2000, 1999 and 1998, $10,939 was included in each year for debt forgiveness in connection with indebtedness incurred to purchase stock of the Company.

     The following table contains information concerning the grant of stock options to the named executive officers during the year ended December 31, 2000 under the Company's 2000 Stock Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS
                              --------------------------------------------------------------------------
                                               % OF TOTAL
                                                OPTIONS
                                               GRANTED TO    EXERCISE OR
                                 OPTIONS      EMPLOYEES IN   BASE PRICE    EXPIRATION      GRANT DATE
NAME                          GRANTED(#)(1)   FISCAL YEAR     ($/SH)(2)       DATE      PRESENT VALUE(3)
----                          -------------   ------------   -----------   ----------   ----------------
Leo E. Woodard..............     100,000           24%          $9.44      11/27/2010       $680,640
John Penton.................     100,000           24%           9.44      11/27/2010        680,640
Michael S. Mewbourn.........      75,000           18%           9.44      11/27/2010        570,480
Anthony Lasuzzo.............      50,000           12%           9.44      11/27/2010        340,320

---------------

(1) All options granted to the named executive officers during 2000 were granted under the Company's 2000 Stock Option Plan. The exercise price of such options is equal to 100% of the price per share of the Common Stock on the date of grant. Except for Mr. Lasuzzo whose options vested 50% on the date of grant and 50% three years from date of grant, the options become exercisable at the rate of 25% per year commencing one year after the date of grant so long as the optionee remains employed by the Company, and will become immediately exercisable in the event of death of an optionee or in the event of a Change in Control of the Company (as defined in the Stock Option Plan) unless the Compensation Committee expressly determines otherwise. The options expire if not exercised 10 years after the date of grant.

(2) Exercise price of options must be paid in cash, by tender of shares of Common Stock (valued at fair market value at the date of exercise), by surrender of a portion of the option, or by a combination of such means of payment.

(3) Grant Date Present Value is based on application of the Black-Scholes option-pricing model. The actual value, if any, realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on the following assumptions: (i) annualized price volatility of the Company's Common Stock of 27% calculated over the period commencing on October 23, 2000 and ending on the option grant date; (ii) a risk-free rate of return equal to the 10 year United States Treasury Bond rate on the option grant date of 6.65%; (iii) a dividend yield of 0%; and
    (iv) exercise of all options at the expiration date of 10 years from date of grant.

     The following table provides information with respect to the named executive officers concerning the exercise of options during the year ended December 31, 2000 and unexercised options held as of December 31, 2000.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                  SHARES                      DECEMBER 31, 2000             DECEMBER 31, 2000
                                 ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                            ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            -----------   --------   -----------   -------------   -----------   -------------
Leo E. Woodard................     --           $--            --         100,000        $    --       $156,000
John Penton...................     --            --            --         100,000             --        156,000
Michael S. Mewbourn...........     --            --            --          75,000             --        117,000
Anthony Lasuzzo...............     --            --        25,000          25,000         39,000         39,000

---------------

(1) Value of unexercised in-the-money options at December 31, 2000 is calculated based on the market price per share of Common Stock of $11.00 per share on December 29, 2000 (last trading day of 2000) less the option exercise price.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into agreements with Messrs. Woodard, Penton, Mewbourn, Henson and Lasuzzo providing for the payment of severance benefits upon involuntary termination of such persons, other than for cause, within two years after a Change in Control (as defined in these agreements) of the Company, including constructive termination as a result of changes in duties or reduction of compensation. The agreements are intended to promote the retention of these officers by providing them with an extra measure of financial security in the event of a Change of Control of the Company. In the event of involuntary termination within two years after a Change in Control, the agreements provide that the officers will receive a lump sum severance payment equal to three times the officers' annual compensation defined as annual salary immediately prior to the Change in Control plus the highest annual bonus received by the officer in the three years immediately preceding the Change in Control or any lesser period the officer has been employed by the Company. No amounts are payable by the Company under these agreements unless a Change in Control occurs and the Change in Control is followed within two years by the involuntary termination of the officer. The amounts payable under the agreement are subject to a limitation that the amounts paid may in no event be greater than the amount that would be deductible by the Company under applicable Internal Revenue Code (golden parachute) payment limitations, after taking into consideration all payments to the officer covered by such limitation, which would include payments deemed to have been received due to any acceleration of vesting of stock options or other benefits.

EMPLOYMENT AGREEMENT

     Mr. Lasuzzo has an employment agreement with the Company providing for employment for a period of five years from November 1, 2000. The Company paid Mr. Lasuzzo a signing bonus $80,000 and agreed to pay him a base salary of $170,000 per year plus such additional compensation as the Board may determine from time to time. Pursuant to the terms of the agreement, the Company granted to Mr. Lasuzzo a stock option to purchase 50,000 shares of the Company's common stock, one-half of which was immediately exercisable on the date of grant, November 27, 2000, and the remaining one-half becomes exercisable on November 27, 2003. The option price is the fair market value of the common stock on the date of grant, $9.44, and the option expires ten (10) years after the date of grant unless Mr. Lasuzzo's employment is earlier terminated. If Mr. Lasuzzo's employment is terminated without cause by the Company or by Mr. Lasuzzo for "good reason" (as defined in the employment agreement), the Company is obligated to make a lump sum cash severance payment, regardless of whether Mr. Lasuzzo finds other employment, equal to the full amount of the base salary that would have otherwise been paid to Mr. Lasuzzo for the remaining term of his agreement. Good reason is defined in the agreement as a significant diminution in Mr. Lasuzzo's responsibilities, a reduction in Mr. Lasuzzo's base salary, failure by the Company to include Mr. Lasuzzo in employee benefit plans available to executive officers generally, or the reassignment of Mr. Lasuzzo without his consent to a location other than Oklahoma County, Oklahoma.

SHAREHOLDER RETURN PERFORMANCE

     Set forth below is a line graph comparing the percentage change in the cumulative total shareholder returns on the Company's Common Stock against the cumulative total shareholder returns of the S&P 500 Index and the Dow Jones Oil Secondary Index (the "Indices") for the period between October 26, 2000, the first day of trading of the Common Stock on the NASDAQ National Market System, and December 31, 2000. The line graph assumes a $100 investment in the Company's Common Stock and in each of the Indices on October 31, 2000 and that any dividends were reinvested. The graph is presented in accordance with the requirements of the SEC.

                              [PERFORMANCE CHART]

----------------------------------------------------------------------------------------
                                                   October 26, 2000    December 31, 2000
----------------------------------------------------------------------------------------
 Canaan Energy Corporation                             $100.00              $ 87.13
 S&P 500                                                100.00                93.06
 Dow Jones U.S. Oil, Secondary                          100.00               122.48

COMPENSATION REPORT ON EXECUTIVE COMPENSATION

     Prior to the completion of the Combination Transactions, the Company was a privately held company and the Board of Directors of the Company (the "Board") established the compensation of the executive officers of the Company. Since the completion of the Combination Transactions, the Board continues to establish compensation and the Board has not established a standing compensation committee. Messrs. Woodard and Penton participated in the decision-making process with respect to each of their compensation and the compensation of Messrs. Mewbourn and Lasuzzo and Ms. Barnard.

     The principal terms of the employment agreement of Mr. Lasuzzo are described elsewhere herein. See "Employment Agreement." The level of base salary and bonus for Mr. Lasuzzo was determined through negotiations with him at the time the employment agreement was entered into. The base salaries of all of the executive officers, including Messrs. Woodard and Penton, reflect the Board's subjective assessment of the respective executive officer's experience and potential contribution to the Company's financial and operational objectives.

     The Company maintains a tax qualified profit sharing plan pursuant to which the Company makes annual discretionary contributions for the benefit of all eligible employees, including the executive officers, based on a percentage of covered compensation.

     The Company maintains a 2000 Stock Option Plan (the "Plan") pursuant to which the Company may grant options to purchase Common Stock to employees of the Company, including the executive officers. In authorizing option awards under the Plan to executive officers, the Board considers various factors including the relative responsibilities of the optionee, the Board's subjective evaluation of the optionee's performance, and the optionee's relative equity interest in the Company in the form of stock and options. The Board granted options during 2000 to the Company's executive officers as follows: Woodard: 100,000 shares;
Penton: 100,000 shares; Henson: 75,000 shares; Mewbourn: 75,000 shares and
Lasuzzo: 50,000 shares. The Board considers stock options to be an important element of the Company's incentive compensation policies and anticipates that additional options will be granted to certain executive officers during 2001.

     The preceding report is presented by each of the current members of the Board of Directors.

Leo E. Woodard                  John K. Penton                  Michael S. Mewbourn
Thomas H. Henson                Michael P. Cross
Mischa Gorkuscha                Randy Harp

 Certain Transactions

     During 2000, Messrs. Woodard, Penton, Mewbourn, Henson and Lasuzzo received 492,072, 492,072, 51,022, 130,112 and 113,798 shares, respectively, of Canaan
Common Stock in connection with the Combination Transactions in exchange for (i) their interests as additional general partner in the partnerships (for Messrs. Woodard and Penton); (ii) as a stock dividend from Canaan to bring Canaan's relative shares outstanding to the prescribed level (for Messrs. Woodard, Penton and Mewbourn); (iii) for Mr. Henson, his 100% ownership of Canaan Securities, Inc. ("CSI"); and (iv) for Mr. Lasuzzo, for his shares of Indian Oil Company. The number of shares issued were determined based on the exchange value used to determine relative values for all participants in the Combination Transactions.

     During 2000, prior to the consummation of the Combination Transactions, Canaan reimbursed CSI, of which Mr. Henson was sole officer and owner, for overhead expenses in the amount of $122,575. During this period CSI provided certain information reporting services on behalf of Canaan to the limited partners of Canaan's affiliated partnerships which were acquired in the Combination Transactions. In addition, in 2000, CSI received cash distributions from the partnerships prior to the completion of the Combination Transactions in the aggregate amount of $168,963, which were paid pursuant to the terms of agreements entered into with CSI in connection with the original sale of interests in the partnerships for which CSI has provided broker dealer and ongoing services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 6, 2001 by (i) each director or nominee for director, (ii) each of the named executive officers, (iii) all executive officers and directors of the Company as a group, and (iv) all those known by the Company to be beneficial owners of more than five percent of the Company's Common Stock, unless otherwise indicated, all owners have sole voting and dispositive power over the shares listed as beneficially owned.

                                                                BENEFICIAL OWNERSHIP
                                                              ------------------------
                                                              NUMBER OF     PERCENTAGE
BENEFICIAL OWNER                                               SHARES        OF TOTAL
----------------                                              ---------     ----------
Richard R. Dunning(1).......................................    421,668        8.55%
Leo E. Woodard(2)...........................................    492,072        9.98%
John Penton(2)..............................................    493,072       10.00%
Michael S. Mewbourn.........................................     51,022        1.03%
Thomas H. Henson............................................    130,112        2.64%
Anthony Lasuzzo.............................................    138,798(3)     1.01%
Sue Barnard.................................................         --          --
Michael P. Cross............................................         --          --
Mischa Gorkuscha............................................      1,000          --
Randy Harp..................................................         --          --
                                                              ---------       -----
All executive officers and directors as a group (9
  persons)..................................................  1,306,076(3)    26.35%
                                                              =========       =====

---------------

(1) The address of this owner is 123 S. Hudson, Oklahoma City, OK and the information is based on a Schedule 13G filed by him with the SEC and information provided to the Company by Mr. Dunning. Ownership includes 340,668 shares owned by Dunning Family Limited Partnership. Dunning Management LLC, the general partner, is owned by Mr. Dunning. Ownership also includes 81,000 shares owned by Cibola Corporation, of which Mr. Dunning is a director. Mr. Dunning has sole voting and dispositive power over all shares owned by the family partnership and Cibola Corporation.

(2) The business address of Messrs. Woodard and Penton is 211 North Robinson, Suite N1000, Oklahoma City, OK 73102.

(3) Includes exercisable options to purchase 25,000 shares.

               COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

     Section 16(a) of the Securities and Exchange Act of 1934 requires directors and executive officers of the Company and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of the Company's Common Stock with the SEC. The Company is required to disclose delinquent filings of reports by such persons.

     Based on a review of the copies of such reports and amendments thereto received by the Company, or written representations that no filings were required, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were met during 2000.

                                     VOTING

     Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. All other matters properly brought before the Annual Meeting will be decided by a majority of the votes cast on the matter, unless otherwise required by law.

     Shares represented by proxies that are marked "withhold authority" with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Because directors are elected by a plurality rather than a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked "withhold authority" with respect to any one or more nominee will not affect the outcome of the nominee's election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors.

     Shares represented by limited proxies will be treated as represented at the meeting only as to such matter or matters for which authority is granted in the limited proxy. Shares represented by proxies returned by brokers where the brokers' discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters voted on in the proxies.

                  INFORMATION CONCERNING INDEPENDENT AUDITORS

     KPMG LLP served as the Company's independent auditors for the year ending December 31, 2000 and, although KPMG LLP has not yet been formally designated as independent auditors for the year ended December 31, 2001, it is expected that they will be. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                           PROPOSALS OF STOCKHOLDERS

     The Board of Directors will consider properly presented proposals of stockholders intended to be presented for action at the Annual Meeting of stockholders. Such proposals must comply with the applicable requirements of the SEC and the Company's bylaws. Under the Company's bylaws, a notice of intent of a stockholder to bring any matter before a meeting shall be made in writing and received by the Secretary of the Company not more than 150 days and not less than 90 days in advance of the Annual Meeting or, in the event of a special meeting of stockholders, such notice shall be received by the Secretary of the Company not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to stockholders. Every such notice by a stockholder shall set forth: (a) the name and address of the stockholder who intends to bring up any matter; (b) a representation that the stockholder is a registered holder of the Company's voting stock and intends to appear in person or by proxy at the meeting to bring up the matter specified in the notice; (c) with respect to notice of an intent to make a nomination, a description of all understandings among the stockholder and each nominee and any other person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder and such other information regarding each nominee proposed by the stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board of Directors of the Company; and (d) with respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the stockholder in the matter. Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as a director of the Company.

     All stockholder proposals should be sent to the Secretary of the Company at 211 N. Robinson Avenue, Suite N1000, Oklahoma City, OK 73102.

     A stockholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be included in the Company's proxy statement relating to the 2002 Annual Meeting must be received no later than December 15, 2001. To be considered for presentation at the 2002 Annual Meeting, although not included in the proxy statement for such meeting, a proposal must be received within the time period set forth in the Company's bylaws as described above. In addition, the proxy solicited by the Board of Directors for the 2002 Annual Meeting will confer discretionary authority to vote on any such stockholder proposal presented at the 2002 Annual Meeting unless the Company is provided with notice of such proposal no later than the date required by the Company's bylaws as described above.

                                 OTHER MATTERS

     Management does not know of any matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the Annual Meeting, it is intended that the proxy solicited hereby will be voted in accordance with the recommendations of the Board of Directors.

                                 ANNUAL REPORT

     The Company's Annual Report to Stockholders for the year ended December 31, 2000, including audited financial statements, is enclosed. No part of the Annual Report to Stockholders is incorporated in this Proxy Statement or is deemed to be a part of the material for the solicitation of proxies.

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY, 211 NORTH ROBINSON, SUITE N1000, OKLAHOMA CITY, OKLAHOMA 73102.

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

     This Audit Committee Charter (the "Charter") has been adopted by the Board of Directors (the "Board") of Canaan Energy Corporation (the "Company") and shall serve as the governing document of the Audit Committee of the Board (the "Audit Committee") of the Company.

ROLE OF THE AUDIT COMMITTEE

     The Board shall appoint the Audit Committee to assist the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements, and (iii) the independence and performance of the Company's internal and external auditors. The Audit Committee also may have such other duties as may from time to time be assigned to it by the Board.

AUDIT COMMITTEE MEMBERSHIP

     The membership of the Audit Committee shall consist of at least three (3) directors appointed by the Board. Each member of the Audit Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Inc.

     One member of the Audit Committee shall be assigned as Chairman of the Audit Committee by the Board. The Chairman of the Audit Committee shall be responsible for leadership of the Audit Committee, which shall include scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board.

     The Audit Committee shall meet at least once each calendar quarter, or more frequently as the Chairman of the Audit Committee considers necessary.

AUTHORITY OF AUDIT COMMITTEE

     The Audit Committee shall maintain free and open communication with the Company's independent auditors, the Company's internal auditors, if any, and the management of the Company. The Audit Committee shall have the authority to retain special legal counsel, accounting personnel or other consultants to advise the members of the Audit Committee. The Audit Committee may request that any officer or employee of the Company or the Company's outside counsel or independent auditor attend a meeting of the Audit Committee or meet with any members of, or consultants to, the Audit Committee.

DUTIES OF AUDIT COMMITTEE

     The Audit Committee shall:

          1. Review and reassess on an annual basis the adequacy of this Charter and recommend any proposed changes in the Charter to the Board for approval.

          2. Review the annual audited financial statements with Company management, including major issues relating to accounting and auditing principles and practices, as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

          3. Review any analysis prepared by Company management and the independent auditor of significant financial reporting issues and any judgments made in connection with the preparation of the Company's financial statements.

          4. Review with Company management and the independent auditor the Company's quarterly financial statements prior to the filing of the Company's Form 10-Q or issuance of any press releases of a financial nature.

          5. Meet periodically with Company management to review the Company's major financial risk exposures and the steps Company management has taken to monitor and control such exposures.

          6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or Company management.

          7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

          8. Approve the fees to be paid to the independent auditor.

          9. Receive formal written statements from the independent auditor delineating all relationships between the Company and the independent auditor, consistent with Independence Standards Board Standard 1, engage in an active dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and if so determined by the Audit Committee, take or recommend that the Board take appropriate action to oversee the independence of the auditor.

          10. Work in conjunction with the Board to evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

          11. Review the appointment and replacement of the senior internal auditing executive, if any.

          12. Review the significant reports to Company management prepared by the internal auditing department, if any, and review and comment on Company management's responses thereto.

          13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

          14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

          15. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          16. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review shall include, but not be limited to, the following:

             a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

             b. Any changes required in the planned scope of the internal audit; and

             c. The internal audit department responsibilities, budget and staffing.

          17. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          18. Review with the Company's legal counsel any legal matters which may have a material impact on the Company's financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

          19. Meet at least annually with the chief financial officer, the senior internal auditing executive, if any, and the independent auditor in separate executive sessions.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Such actions are the responsibility of Company management and the independent auditor. Furthermore, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between Company management and the independent auditor or to assure compliance with laws and regulations.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            CANAAN ENERGY CORPORATION
                         211 NORTH ROBINSON, SUITE N1000
                          OKLAHOMA CITY, OKLAHOMA 73102

         The undersigned hereby appoints Leo E. Woodard, John K. Penton and Michael S. Mewbourn as proxies (the "Proxies"), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the other side, all of the shares of Common Stock of Canaan Energy Corporation held of record by the undersigned on the record date at the Annual Meeting of Stockholders to be held on May 22, 2001 or any reconvention thereof.

Please mark your votes as indicated in this example  [X]

                                                            WITHHELD
                                          FOR               FOR ALL
Item 1- ELECTION OF DIRECTORS             [ ]                 [ ]

        Nominees:
        Michael S. Mewbourn
        Thomas H. Henson
        Michael P. Cross

WITHHELD FOR (Write nominee name(s) in the space provided):
                                                           --------------------

       (CONTINUED, AND TO BE MARKED, DATED, AND SIGNED, ON THE OTHER SIDE)

         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If any other business is presented at the Annual Meeting, this Proxy shall be voted in accordance with the recommendations of the Board. As to Item 1, this Proxy will be voted as directed, but if no directions are indicated, it will be voted FOR the nominees listed in Item 1.


                                    Signature(s)
                                                 ------------------------------

                                    Date
                                         --------------------------------------

                                    NOTE: Please sign as name appears hereon.
                                    Joint owners should each sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.